                                                                       Exhibit D
                                                                     Page 1 of 5


                       AGREEMENT FOR FILING CONSOLIDATED
                       FEDERAL INCOME TAX RETURN AND FOR
                     ALLOCATION OF LIABILITIES AND BENEFITS
                         ARISING FROM SUCH CONSOLIDATED
                               TAX RETURN BETWEEN
                             COLUMBIA ENERGY GROUP
                            AND SUBSIDIARY COMPANIES

         The following members of Columbia Energy Group, affiliated group of corporations as described in Section 1504 of the Internal Revenue Code hereby authorize their common parent corporation, Columbia Energy Group, to make and file a consolidated federal income tax return on behalf of the group.

                                                                                                                    Federal
                                                                                                                     Employer
                                                                                                                 Identification
                   Name and Address                                                                                 Number
--------------------------------------------------------------------------------                                --------------
Columbia Energy Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13-1594808
Columbia Atlantic Trading Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0122560
Columbia Energy Group Service Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13-1596081
Columbia LNG Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31-0808682
 CLNG Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0363075
Columbia Insurance Corporation, LTD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54-1846993
Columbia Energy Group Capital Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0331685
 TriStar Gas Technologies, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0331689
 Columbia Transmission Communications Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54-1911918
Columbia Network Services Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0752155
 CNS Microwave, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0753507
Columbia Pipeline Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0385015
 Columbia Deep Water Services Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54-1878331
    13880 Dulles Corner Lane
    Herndon, VA 20171

Columbia Electric Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0647910
 Columbia Electric Pedrick General Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0314105
 TriStar Fuel Cells Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324211
 Columbia Electric Binghamton General Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324212
 TriStar Georgetown General Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51-0324214
 TriStar Georgetown Limited Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324215
 Columbia Electric Vineland General Corporation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324217
 Columbia Electric Liberty Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324221
 Columbia Electric Gregory General Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54-1898607
 Columbia Electric Gregory Limited Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0381438
 Columbia Electric Gregory Member Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0381443
    13880 Dulles Corner Lane
    Herndon, VA 20171

                                                                       Exhibit D
                                                                     Page 2 of 5

 Columbia Electric Pedrick Limited Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0314565
 Columbia Electric Binghamton Limited Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324213
 Columbia Electric Vineland Limited Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324218
 Columbia Electric Rumford Limited Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324219
 Columbia Electric Limited Holdings Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0324220
 Columbia Electric Gregory Remington Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0381442
    222 Delaware Avenue
    Wilmington, DE 19801-1621

Columbia Gas of Kentucky, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0139565
Columbia Gas of Maryland, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25-1093185
Columbia Gas of Ohio, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31-0673990
Columbia Gas of Pennsylvania, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25-1100252
Columbia Gas of Virginia, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54-0344210
    200 Civic Center Drive
    Columbus, OH  43215

Columbia Gulf Transmission Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74-1321143
Columbia Gas Transmission Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31-0802435
    12801 Fair Lakes Parkway
    Fairfax, VA  22030

Columbia Propane Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61-0565214
    9200 Arboretum Parkway, Suite 140
    Richmond, VA  23236

Columbia Energy Resources, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0384486
     300 Delaware Avenue
     Wilmington, DE 19801-1612
Columbia Natural Resources, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52-1383102
 Alamco, Inc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0615701
 Hawg Hauling and Disposal, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0723936
 Alamco - Delaware, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51-0356489
 Columbia Natural Resources Canada Ltd. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55-0765517
     900 Pennsylvania Avenue
     Charleston, WV  25302

Columbia Energy Services Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61-0573109
 Columbia Energy Marketing Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25-1770943
 Columbia Service Partners, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25-1787891
 Columbia Energy Power Marketing Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76-0553975
 Energy.com Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54-1878300
     13880 Dulles Corner Lane
     Herndon, VA 20171

                                                                       Exhibit D
                                                                     Page 3 of 5


The parties hereby agree to allocate liabilities and benefits arising from such consolidated return in the manner prescribed below which is consistent with Rule 45(c) of the Public Utility Holding Company Act of 1935:

(1)     Definitions:

         "Consolidated tax" is the aggregate current U.S. federal income tax liability for a tax year, being the tax shown on the consolidated federal income tax return and any adjustments thereto which are thereafter determined. If, because of a consolidated net operating loss, investment tax credit, carrybacks, etc., a refund is due, the consolidated tax for the current year will be that refund.

         "Separate return tax" is the tax on the corporate taxable income or capital of a company including the effect of any particular feature of the tax law, differences in tax rates, investment tax credits, etc., applicable to it. Separate return tax may be either positive or negative.

(2) The consolidated tax shall be apportioned among the members of the group utilizing the "separate return tax" method in the manner prescribed below:

            (a) Intercompany eliminations recorded by consolidation entries which affect the consolidated tax will be assigned to the appropriate member necessitating the intercompany elimination for the purpose of computing separate return tax.

            (b)   With the exception of the parent corporation, each member of
                  the group   having negative separate return tax will receive
                  current payment in an amount equal to such negative separate return tax if that member has sufficient taxable income in the carryback period to utilize its negative separate return tax. A member of the group that cannot utilize its negative separate return tax on a stand alone basis either in the current period or the permitted carryback period will not receive payment for their negative separate return tax until that member generates sufficient taxable income to utilize its losses. The benefits of the negative separate return tax not utilized currently by the member will serve to reduce the tax payment obligation of the positive separate return tax members. The positive separate return tax member will record a liability to the parent corporation for this reduction. The parent corporation will record a liability for the negative separate return tax to the loss member. Members with a negative separate return tax will not participate in the allocation of the parent corporation loss, if applicable, for that year.

                  If, because of carryback or other restrictions, the aggregate of all negative separate return taxes is not entirely usable in the current year's return, the portion which is usable will be apportioned among the members having negative separate return tax in proportion thereto.

                                                                       Exhibit D
                                                                     Page 4 of 5


            (c) Any parent corporation gain or loss realized from its sale of its interest in subsidiaries' securities will be assigned to parent corporation and will not be allocated to other members. All other parent corporation negative separate return tax will be allocated currently to positive separate return tax members on the ratio of their positive separate return tax to the total positive separate return tax.

            (d) Each member of the group, after intercompany eliminations, having positive separate return tax will pay an amount equal to its proportionate share of the consolidated tax liability to members having negative separate return tax, for which the separate return loss was utilized to offset consolidated taxable income, based on the ratio of its separate return tax to the total of the separate return taxes of members having positive separate return tax, assuming such loss companies meet the carryback requirement of sub-section (b) above.

(3) Carryover and other rights, if any, accrued under past regulations and orders for which a member company has not been paid shall be accounted for as follows: Each such member generating such benefits shall receive payment to the earliest year in which statutory carryover periods have not expired. Payment will be received, following execution of this agreement, from the companies which benefited from the prior deductions in the same ratios initially used to distribute such benefits.

(4) In the event the consolidated return reflects a net operating loss or excess investment tax credit and cannot be totally carried back, the tax benefit of such net operating loss or excess shall be allowed as a carryover to future years. In the event they cannot be fully utilized on a consolidated basis, a proportionate allocation under Section (2) will be made. If and when the tax benefits are realizable on a consolidated basis in a subsequent year, such tax benefits shall be allocated to the members originally denied such benefits in the year the items were generated.

(5) In the event the consolidated tax is subsequently materially revised by amended returns, interim payments or refunds, or, in any event, by a final determination, such changes shall be allocated in the same manner as though the adjustments on which they are based had formed part of the original consolidated return. The tax effect of negotiated adjustments which do not include an item-by-item modification of the return shall be allocated in accordance with Section (2)(d) of this agreement or, considering all the facts and circumstances, under such other method as may be determined to be more fair and equitable.

(6) No subsidiary company, as a result of the method of allocation described herein, shall be required to pay more tax than its separate return tax as defined in Section (1).

                                                                       Exhibit D
                                                                     Page 5 of 5


(7) Any current state income tax liability or benefit associated with a state income tax return or franchise tax return involving more than one member shall be allocated to such subsidiaries doing business in such state based on their separate return liabilities and other principles set forth herein.

         No member is to be allocated a state tax which is greater than its state tax liability had it filed a separate return, including the carryback/carryforward period . All available credits are to be allocated to the member generating the credit prior to the allocation of the System tax liability if available on a separate return basis.

         Similar to section 2(b) for federal income taxes, a member of the group that cannot utilize its negative separate return tax on a stand alone basis either in the current period or permitted carryback period will not receive payment for their negative separate return tax until that member generates sufficient taxable income to utilize its losses.

         In the event the consolidated state income tax liability for any year is redetermined subsequent to the allocation of the consolidated tax liability reported for that tax year, the redetermined tax liability shall be allocated pursuant to this Agreement as if the adjustments and modifications related to this determination had been a part of the original return. Any interest or penalties associated with underpayment or overpayment of tax shall be allocated based on the allocation of the underlying underpayment or overpayment of tax.

(8) This agreement shall apply to the consolidated federal and state income tax returns to be filed for the calendar year 1996 and all subsequent years unless subsequently amended. In the case of unexpected events, including changes in the tax laws which may require modifications to the agreement, amendment to this agreement shall be conditioned on approval by the Securities and Exchange Commission.

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned, duly authorized, have signed this agreement on behalf of the company(s) indicated.




                                               By:
                                                  ----------------------------


DATE:    December 31, 1998
        ---------------------